                                                                     Exhibit 11.


Computation of Earnings Per Share
(In millions, except earnings per share)

                                                      Year Ended June 30
--------------------------------------------------------------------------------
                                               1995         1996           1997
--------------------------------------------------------------------------------
Weighted average common shares outstanding    1,176         1,194          1,204

Common equivalent shares from stock options      78            87            108
--------------------------------------------------------------------------------
Average common and equivalent shares
 outstanding /(1)/                            1,254         1,281          1,312
================================================================================
Net income                                   $1,453        $2,195         $3,454
================================================================================
Earnings per share /(1)/                     $ 1.16        $ 1.71         $ 2.63
================================================================================

__________________
/(1)/ Fully diluted earnings per share have not been presented because the effects are not material.